Exhibit 10.1

SATISFACTION OF LOAN AGREEMENT

This Satisfaction of Loan Agreement (this “Agreement”) is made and entered into as of May 15, 2007, between APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation (“Borrower”), and INFOTECH USA, INC., a Delaware corporation (“Lender”).

Recitals

A.           On or about June 27, 2003, Lender made a loan to Borrower in the original principal amount of $1,000,000 (the “Loan”).

B.           The Loan is evidenced and secured by the following loan documents, all of which are dated June 27, 2003, and all of which were amended by that certain First Amendment to Loan Documents dated June 29, 2004, that certain Second Amendment to Loan Documents dated June 28, 2005 and that certain Third Amendment to Loan Documents dated June 23, 2006 (collectively, the “Loan Documents”):

(i)	Commercial Loan Agreement between Borrower and Lender;
(ii)	Term Note from Borrower to Lender (the “Note”); and

(iii)         Stock Pledge Agreement between Borrower and Lender (the “Pledge Agreement”).

C.          Borrower desires to repay the Loan in full and Lender agrees to the repayment of the Loan pursuant to the terms herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Satisfaction of Loan. In full satisfaction of Borrower’s obligations under the Loan Agreement and subject to the conditions precedent set forth herein, including the provisions of Section 3 below, Borrower agrees to issue and deliver to Lender, on the date hereof, that number of shares of Borrower’s common stock that it believes in good faith equals $1,000,000, or Eight Hundred Thirty Three Thousand, Three Hundred and Thirty Three (833,333) shares of common stock (the “Shares”). In consideration of the Shares and subject to the conditions precedent set forth herein, including the terms and conditions set forth in Section 6(b) of this Agreement, Lender hereby acknowledges that it is entering into this Agreement in full satisfaction of all principal, interest and other monies owed under the Loan Documents and any obligations arising under Loan Documents and any documents and instruments evidencing same. Following its receipt of the legal opinion of Borrower described in Section 6(b) below, Lender shall surrender the Note marked cancelled within three (3) business days after effectiveness of the Registration Statement as set forth in Section 2 of this Agreement. So long as Borrower is not in breach of this Agreement, any and all obligations under the Loan

Documents, including the payment of principal on the Maturity Date, shall be stayed until such time as the conditions set forth in Section 6(b) of this Agreement are satisfied. In the event Borrower does not fully satisfy its obligations under Section 6(b), upon written notice from Borrower to Lender which sets forth the breach and, following a thirty (30) day period to cure any such breach capable of being cured by Borrower, the provisions of this Agreement shall be of no further force and effect and the Lender shall be entitled to enforce all of the terms and provisions of the Note, the Loan Agreement and Pledge Agreement.

2.            Registration Rights. Within sixty (60) days following the issuance of the Shares, Borrower agrees to prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement covering the Shares. The Registration Statement shall be on Form S-3 (except if Borrower is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). Borrower shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof. Borrower shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act, until the date which is the earlier date of when (i) all Shares covered by such Registration Statement have been sold or (ii) all Shares covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to Borrower pursuant to a written opinion letter to such effect, addressed and acceptable to Borrower’s transfer agent and Lender. In no event will Borrower be required (i) to pay a penalty for failure to cause each Registration Statement to be declared effective or for failure to cause each Registration Statement to remain effective; (ii) to pay liquidating damages in connection with the Shares; or (iii) to make a cash payment in connection with the settlement of the Shares. Borrower shall continue to pay Lender interest in cash on the sum of $1,000,000.00 at the existing rate per annum under the Note until the date the Shares are registered and the legal opinion is received. Within three (3) business days following the effective date of the Registration Statement for the correct number of Shares (as determined under Section 3 below) (and payment of cash, if applicable, thereunder) and subject to compliance by Borrower of its obligations hereunder, Lender will return to Borrower the 750,000 shares of Digital Angel Corporation common stock pledged to Lender pursuant to the Pledge Agreement and each of the Pledge Agreement, Loan Agreement and Note shall be terminated and of no further force and effect. Lender will execute any and all Uniform Commercial Code financing statement terminations, mortgage releases and other such lien release documents as Borrower may request in order to evidence or otherwise give public notice of the termination of such security interest.

3.            Additional Obligations. The number of Shares issued to Lender may be more or less than the number of Shares that Lender is due pursuant to Section 1. On the effective date of the Registration Statement, Borrower shall determine the exact number of shares to be delivered to Lender by dividing the outstanding principal amount of the Note of $1,000,000 by the average of the daily closing prices for a share of Borrower’s common stock on each Trading Day occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding the effective date of the Registration Statement (the “Registration Shares”). In the event the number of Shares issued in the name of Lender pursuant to Section 1 exceeds the Registration Shares, Lender agrees to promptly return the excess shares to Borrower,

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including the execution of any stock transfer powers or other necessary documentation. In the event the number of Registration Shares is less than the amount of the obligations under Section 1 hereof on the date the Shares are registered, Borrower shall, in it sole discretion, within 5 business days following such date either (i) issue additional shares to Lender which it will subsequently register within the Commission on the same registration statement as provided in Section 2 above, to the extent available or if not available, within 60 days thereafter or (ii) pay the remaining obligation in cash. “Trading Day” means any day on which Borrower’s common stock is purchased and sold on the Nasdaq Capital Market. Should the cumulative number of shares calculated pursuant to Section 1 exceed 19.9% of the current shares outstanding of Borrower, then Borrower shall not issue more than 19.9% of the current shares outstanding and shall satisfy the remaining obligation in cash.

4.	Representations and Warranties of Lender.

a.            Except as contemplated hereunder, the Shares to be received hereunder by Lender will be acquired for its own account, not as nominee or agent, for investment purposes and not with a current view to, or for their current offer or sale in connection with directly or indirectly, any distribution in violation of the Securities Act of 1933, as amended or any other applicable securities law (the “Securities Act”) and with no intention of participating in the formulation, determination of direction of the basic business decisions of Borrower;

b.            Lender is not a registered broker dealer or engaged in the business of being a broker dealer;

c.            Lender (i) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby, (ii) that there may be material adverse nonpublic information regarding Borrower that could affect the value of the Shares; and (iii) it is not in possession of material nonpublic information in connection with the investment.

d.            Lender has had access to such financial and other information concerning Borrower and the Shares as it deems necessary in order to make a decision regarding the consideration to be received hereunder, including an opportunity to ask questions of and receive information from management of Borrower; and

e.            Lender is not acting as an underwriter on behalf of Borrower, is not acting as a conduit for a public distribution of shares, and has no prearrangement with Borrower in connection with a sale of the Shares.

5.	Representations and Warranties of Borrower.

a.               Reporting Company. Borrower is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, Borrower has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

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b.               No Integrated Offering. Neither Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Shares pursuant to this Agreement to be integrated with prior offerings by the Borrower for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq Capital Market. Nor will Borrower or any of its affiliates or subsidiaries take any action or steps that would cause the offer or issuance of the Shares to be integrated with other offerings. Borrower will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Shares. Borrower is eligible to use Form S-3 for the registration of the Shares.

c.            Freely Tradeable Shares. The Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided that the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

d.            Listing. Borrower shall promptly secure the listing of the Shares upon each national securities exchange, or automated quotation system upon which they are or become eligible for listing (subject to official notice of issuance) and shall maintain such listing so long as any Shares are outstanding. Borrower will maintain the listing of its common stock on the American Stock Exchange, Nasdaq Global Market, Nasdaq Capital Market, OTC Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.

e.            Non-Public Information. Borrower represents, warrants, covenants and agrees that neither it nor any other person acting on its behalf will provide Lender or its agents or counsel with any information that it believes constitutes material non-public information, unless prior thereto Lender shall have agreed in writing to receive such information. Borrower understands and confirms that Lender shall be relying on the foregoing representations in effecting transactions in securities of the Company.

6.	Obligations of Borrower.

a.            Borrower shall permit counsel for Lender to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning the Lender and/or the transactions contemplated hereby and the Borrower’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by Borrower); and

b.            Within three (3) business days of the effective date of the Registration Statement, Borrower shall cause its counsel to issue a blanket opinion to the transfer agent stating that the shares are registered under an effective registration statement, are freely tradable without restriction, and can be reissued free of restrictive legend upon notice of a sale by Lender

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and confirmation by Lender that it has complied with the prospectus delivery requirements In the event this opinion is not delivered or is withdrawn, Borrower shall be deemed in breach hereof and Lender shall be entitled to enforce all of its rights and remedies hereunder, including, without limitation, those set forth in Section 1 of this Agreement.

7.            Disclosure of Agreement. Borrower will, at its option, timely file a Form 8-K disclosing the material terms of this Agreement or include such disclosure in Item 5 of its Form 10-Q to be filed on or before May 10, 2007.

8.            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by Borrower and Lender.

9.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of Lender.

10.          Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

11.          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

12.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

13.          Wells Fargo. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that this Agreement is expressly conditioned and contingent upon the prior written consent of Wells Fargo Business Credit, Inc. In the event such consent is not obtained on or before the date hereof, this Agreement shall be void and no effect as if never executed and delivered.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Michael Krawitz
Name:	Michael Krawitz
Title:	CEO

INFOTECH USA, INC.

By:	/s/ Jonathan McKeage
Name:	Jonathan McKeage
Title:	President & CEO

Registration Rights Agreement	6